EXHIBIT 5.1



                  (LETTERHEAD OF CAHILL GORDON & REINDEL LLP)











                                October 23, 2003







Suburban Propane Partners, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, New Jersey  07981-0206

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special U.S. counsel to Suburban Propane Partners, L.P., a Delaware limited partnership (the "Company"), in connection with the Registration Statement on Form S-3, as amended (Registration No. 333-109714) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities, with an aggregate initial offering price of up to $500,000,000, as shall be designated by the Company: (i) unsecured senior debt securities of the Company, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Indenture"), the form of which is filed as an exhibit to the Registration Statement, (ii) unsecured subordinated debt securities of the Company, in one or more series (the "Subordinated Debt Securities"), which are to be issued under a subordinated indenture to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Indenture"), the form of which is filed as an exhibit to the Registration Statement, and (iii) common units representing limited partnership interests in the Company (the "Common Units"). The Senior Debt Securities, the Subordinated Debt Securities and the Common Units are referred to collectively as the "Securities" and individually as a "Security".


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     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party.

     We advise you that, in our opinion:

          (a) With respect to the Common Units, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Common Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Supervisors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Units and related matters; (v) the terms of the issuance and sale of the Common Units have been duly established in conformity with the Second Amended and Restated Agreement of Limited Partnership of the Company (the "Partnership Agreement") so as not to violate any applicable law or the Partnership Agreement or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Common Units have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Common Units (including any Common Units duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act).

          (b) With respect to the Senior Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Senior Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement with respect to the Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the appli-


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     cable rules and regulations promulgated thereunder; (iv) if the Senior Debt
     Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Supervisors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Senior Debt Securities and related matters; (vi) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or the Partnership Agreement or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Senior Debt Securities, when issued and sold in accordance with the provisions of the Senior Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (c) With respect to the Subordinated Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the TIA;
     (iii) an appropriate prospectus supplement with respect to the Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;
     (iv) if the Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Supervisors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (vi) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or the Partnership Agreement or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Subordinated Debt Securities, when issued and sold in


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     accordance with the provisions of the Subordinated Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ Cahill Gordon & Reindel LLP